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Exhibit 32.1

Principal Executive Officer Certification

        In connection with the annual report on Form 10-K of Staples, Inc. (the "Company") for the period ended February 2, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Ronald L. Sargent, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

          (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2008	/s/ RONALD L. SARGENT Ronald L. Sargent Chairman and Chief Executive Officer (Principal Executive Officer)

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  Exhibit 32.1
Principal Executive Officer Certification